UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dallas Center

350 N. St. Paul Street

Suite 3000

Dallas, Texas 75201

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities

Pursuant to action taken March 3, 2005, the Board of Directors of Internet America, Inc. (the “Company”) authorized the Company to effect a reduction in workforce plan (the “RIF”) aimed at both reducing the corporate expense structure and to better position the Company to pursue its growth plans for the rural wireless Internet market. The RIF was carried out by Company management on March 4, 2005, resulting in an approximate 17% reduction in the Company’s workforce.

The Company expects to incur one-time termination benefits, consisting of severance payments and related payroll taxes, of approximately $83,000.

Item 9.01 Financial Statements and Exhibits

Exhibits:

99.1	Press Release Dated March 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

Date: March 7, 2005	By:	/s/William E. Ladin, Jr.
William E. Ladin, Jr. President and Chief Executive Officer

INDEX TO EXHIBITS

Item Number	Exhibit

99.1	Press Release dated March 7, 2005, announcing the workforce reduction.